UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Tivic Health Systems, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2025 (the “Original Report”), to (i) correct errors included in the Original Report regarding the material terms of the A&R License Agreement (defined below) and (ii) replace the version of the A&R License Agreement previously filed as Exhibit 10.1 to the Original Report with the corrected version. This Amendment amends and restates the Original Report in its entirety, and the agreement previously filed as Exhibit 10.1 to the Original Report is hereby amended, restated and superseded in its entirety by the version attached as Exhibit 10.1 to this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in that Current Report on Form 8-K filed by the Company with the Commission on February 12, 2025 (the “Prior 8-K”), on February 11, 2025, the Company entered into an exclusive license agreement (the “Original License Agreement”) with Statera Biopharma, Inc. (“Statera”) whereby the Company acquired (i) an exclusive worldwide license to the proprietary Toll-like Receptor 5 (“TLR5”) agonist program of Statera known as Entolimod as it relates to the Acute Radiation Syndrome indication and (ii) an exclusive option (“Option”) to acquire the exclusive worldwide license to additional indications, including Lymphocyte Exhaustion, Immunosenescence, Neutropenia and/or Vaccine Adjuvant and to the TLR5 agonist program of Statera known as Entolasta, in each case as more particularly described in the Prior 8-K. The Original License Agreement transaction was consummated concurrently therewith on February 11, 2025 (the “Closing”).

On June 18, 2025, the Company and Statera entered into an Amended and Restated Exclusive License Agreement (the “A&R License Agreement”), which supersedes the Original License Agreement in all respects. The terms and conditions of the A&R License Agreement are substantially similar to those included in the Original License Agreement, with the exception of the following material changes: (i) the payment of royalties pursuant to the A&R License Agreement, if any, may be made by the Company in either cash or securities of the Company, at the discretion of the Company; (ii) the approximate amount of the lien held by Avenue Venture Opportunities Fund, L.P. (“Avenue”) has been increase to up to $5.6 Million (the “Payoff Amount”); and (iii) other than the original license fee paid by the Company to Statera in connection with the Closing and payment of the first milestone payment related to the Neutropenia Option, until such date that the Payoff Amount has been paid in full to Avenue, all subsequent payments due to Statera under the A&R License Agreement shall be paid by the Company as follows: 20% of any such payments shall be paid to Statera and 80% of any such payments shall be paid directly to Avenue on behalf of Statera.

This Amendment should be read together with the Prior 8-K, which includes a summary of the material terms and conditions of the Original License Agreement. The foregoing description of the A&R License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Amendment and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*†	Amended and Restated Exclusive License Agreement, dated June 18, 2025, by and between Tivic Health Systems, Inc. and Statera Biopharma, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

* Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

† Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	July 25, 2025	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer